UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 27, 2006

SENTO CORPORATION
(Exact name of registrant as specified in its charter)

Utah	000-06425	87-0284979
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

420 East South Temple, Suite 400 Salt Lake City, Utah		84111
(Address of principal executive offices)		(Zip Code)

(801) 431-9200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 27, 2006, Sento Corporation and its Chief Financial Officer, Anthony J. Sansone, agreed that Mr. Sansone’s employment contract, which expires on July 11, 2007, would not be extended or renewed. Mr. Sansone has agreed to continue serving in that capacity as Sento commences its efforts to recruit a new chief financial officer.

EXPLANATORY NOTE

The information in Items 7.01 and 9.01 of this report, including the exhibit, is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended.

ITEM 7.01—REGULATION FD DISCLOSURE

On January 4, 2007, Sento issued a press release announcing its agreement with Mr. Sansone. A copy of that press release is attached as Exhibit 99.01.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number	Title of Document	Location

99	Miscellaneous
99.01	Public release dated January 4, 2007	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTO CORPORATION

Date: January 4, 2007	By	/s/ Anthony Sansone
Anthony Sansone, Chief Financial Officer

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